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                                                                    EXHIBIT 23.2
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                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 20, 1998, except as to paragraph four of Note 1, which is as of March 4, 1998, which appears on page 45 of the 1997 Annual
Report to Stockholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                    /s/  PricewaterhouseCoopers LLP
New York, New York
February 16, 1999

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